AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into and shall be effective as of November 30, 2007, by and between Mustang Alliances, Inc., a Nevada corporation (“Mustang”), with an address at 410 Park Avenue, 15th Floor, New York, New York 10022 and Chongqing Jeneng ABS Corporation, Limited., a Chinese corporation (“Jeneng ABS”), with an address at 8F District, Chongqing, Nepune Mansion, No. 62, Xingquang Road, New and North Zone, Yebei District, Chongqing, China (together, the “Parties”).

W I T N E S S E T H:

WHEREAS, Jeneng ABS warrants that it is in the business of manufacturing ISO9001 compliant anti-lock brakes and associated components in China (the “Technology”); and

WHEREAS, Jeneng ABS warrants that is the sole and exclusive owner of the technology and manufacturing equipment, that are necessary in order to manufacture the Technology; and

WHEREAS, Mustang is a development stage company which desires to sell the Technology in the United States and its territories; and

WHEREAS, Mustang desires to have the exclusive license sell the Technology in the United States and its territories upon the terms and conditions contained in this Agreement; and without limitation of the foregoing, precluding Jeneng from sales of the Technology in the United States and its territories;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

Section 1.  License. Jeneng ABS hereby grants to Mustrang and Mustang accepts, on the terms and conditions set forth herein, an exclusive, non-transferable license to sell the Technology (the “License”) in connection with the business of Mustang. In consideration for the License, Mustang shall pay to Juneng ABS a license fee equal to ten percent (10%) of all gross revenues from sale of the Technology (the “license fee”). The license fee shall be payable by Mustang to Jeneng ABS on a quarterly basis.

Section 2.  Delivery of Technology; Support and Technical Assistance. The Technology shall be ready to be shipped by sea, securely and properly packaged so as to prevent any damage in transit, by Juneng ABS to Mustang within fourteen (14) days of receipt of orders therefor. Juneng ABS shall provide to Mustang reasonable levels of support and technical assistance in connection with the Technology as may reasonably be requested by Mustang from time to time. Juneng ABS shall make its personnel available by email, phone or fax during normal business hours for feedback, problem-solving, or general questions. Additionally Juneng ABS shall provide Mustang with the know-how and other expertise with respect to the Technology and its use and deployment, including, without limitation, the provision of technical assistance in general to Mustang to address or resolve queries, problems or questions.

Section 3.  Approvals. Immediately after the execution of this Agreement, Mustang shall begin the process of obtaining, and shall obtain, any necessary permits, approvals, and certifications with respect to the import of the Technology to the United States as may be required by the state or local laws and the federal laws of the United States (collectively, the “Approvals”). Except as otherwise agreed, the Approvals shall be issued in the name of, and shall be owned by, Mustang.

Section 4.  The Business. Mustang undertakes to use commercially reasonable efforts to:

A.  Design, review and prepare literature, catalogs, brochures, fliers and other related materials with respect to the business of selling the Technology in the United States (the “Business”).

B.  Develop an internet web site for the purpose of marketing the Technology.

Section 5. Term and Termination.

5.1  Term. The term of this Agreement shall be five (5) years, commencing as of the date hereof, unless cancelled or terminated earlier as provided in this Agreement (the “Term”).

5.2  Termination.

A.  Mustang shall be entitled to terminate this Agreement by giving not less than twenty (20) days’ prior written notice to Juneng ABS if there is any change in the management, ownership or control of Juneng ABS. Juneng ABS shall provide written notice to Mustang no less than thirty (30) business days prior to the consummation of any change in the management, ownership or control of Mustang.

B.  Without prejudice to any other provision in this Agreement, either of the Parties shall be entitled to terminate this Agreement by giving not less than five (5) days’ written notice to the other Party upon the occurrence of any of the following:

1. The other Party commits any breach of any of the provisions of this Agreement and fails to remedy the same within fifteen (15) days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied; or

2.  The other Party shall file for bankruptcy proceedings, moratorium, receivership, liquidation, or anything analogous to any of the foregoing under the law of any jurisdiction.

Section 6.  Representations and Warranties.

6.1  Juneng ABS warrants that (a) it (i) is the sole owner of the Technology, including all copyright and other intellectual property rights therein, (ii) has the right to Technology and grant all of the rights herein granted; (iii) has obtained any and all necessary permissions from third parties to license the Technology, and (b) the use of the Technology by Mustang in accordance with the terms of this Agreement shall not infringe the rights of any third party.

6.2  Juneng ABS warrants that the Technology shall be manufactured in accordance with pre-approved specifications and shall be free from defects throughout the Term.

Section 7.  Confidential Information. During the Term and for one year thereafter, each of the Parties shall hold in strictest confidence and shall not directly or indirectly disclose, use or publish any of the Confidential Information (defined below) of the other party unless expressly authorized in writing by such other Party. As used in this Agreement, the term "Confidential Information" means all items, materials and information which belong to a Party and are not generally known to the public, or which have been confidentially provided to the other Party. Confidential Information includes, but is not limited to, pricing information and policies; trade secrets (as defined by applicable law); computer programs (code); software; research and development projects and materials; methods of operation; technical information; processes; formulas; compositions; systems; techniques; non-public know-how of the Business; customer account information, lists and data; estimating procedures; sources of supplies or materials; marketing plans or strategies; the existence and contents of agreements; financial information, data, statements or accounts; and all documentation, reports and data (recorded in any form) relating to the foregoing.

Section 8.  Indemnity. Juneng ABS shall indemnify and hold harmless Mustang and its affiliates, officers, directors, stockholders, employees, and agents, and the successors and assigns of all of them (the "Indemnified Parties"), and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) directly or indirectly arising from or in connection with (a) any failure by Juneng ABS to perform or comply with any agreement, covenant or obligation in this Agreement, (b) any claim made at any time by any governmental authority or third person with respect to the business of Juneng ABS; and (c) any claim made at any time by any third party of an alleged infringement of copyright or any other property right arising out of the use of the anti-lock brake systems and components by Mustang in accordance with the terms of this Agreement. This indemnity shall survive the expiration of the Term.

Section 9. Liability. Juneng ABS shall obtain a policy of liability insurance in an amount reasonably agreeable to Mustang to insure against claims for personal injury and/or property damages due to any defects or malfunctions in the Technology alleged to have caused damage. Juneng ABS shall add Mustang as an additional insured in such insurance policy.

Section 10. Miscellaneous.

9.1 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth on the first page of this Agreement, (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being addressed to the intended recipient as set forth on the first page of this Agreement; or (d) if given by facsimile, once such notice is transmitted to the facsimile number specified in writing by the intended recipient for such purpose and the appropriate answer back or telephonic confirmation is received. Either of the Parties may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

9.2  Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

9.3  Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the state of Nevada, United States, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. Such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and neither of the Parties shall contest or challenge the jurisdiction or venue of these courts.

9.4 Waiver of All Rights to a Trial by Jury. The Parties unconditionally, irrevocably and expressly hereby waive any and all right to trial by jury in any action, proceeding, suit, counterclaim or cross-claims arising directly or indirectly in any matter, whether sounding in tort, contract or otherwise, in any way arising out of or otherwise relating to this Agreement or to the transactions and/or relationships established hereunder. The Parties acknowledge that this waiver of a trial by jury is informed and freely made.

9.5 Entire Agreement. This Agreement and the attachments hereto set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, arrangements and understandings of the Parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the Parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

9.6 Assignment. The rights and obligations of a Party under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other Party’s prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

9.7  Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both Parties or, in the case of a waiver, by the Party waiving compliance.

9.8 Waivers. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either Party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

9.9 Counterparts; Fascimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile shall have the same force and effect as original signatures.

9.10 Corporate Authority. Each Party hereby represents and warrants that it is a validly-organized and existing corporation and has obtained all necessary corporate authority and approval in order to execute this Agreement.

9.11. Construction. As used herein, the singular or plural numbers shall each be deemed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the drafter hereof. The language used herein will be deemed to be the language chosen by the Parties to express their mutual consent, and no rules of strict construction will be applied against either Party.

9.12. Representation by Counsel. The Parties hereby acknowledge that each has reviewed this Agreement thoroughly and has had the opportunity to have it reviewed by legal counsel of their choice prior to execution.

9.13. Striking of Language. If any words or phrases are stricken or otherwise eliminated from this Agreement, whether or not other words or phrases have been added, this Agreement shall be construed as if the words or phrases stricken or otherwise eliminated were never included herein, provided that the initials of the signatories hereto are placed in each instance where language has been stricken or eliminated.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Mustang Alliances, Inc.

By: /s/ Joseph Levi
Name: Joseph Levi
Title: President & Chief Executive Officer

Juneng ABS Corporation

By: /s/ ShiYong Gan
Name: ShiYong Gan
Title: President